A M E R I C A N   R I V E R   B A N K


            E M P L O Y E E   S T O C K   P U R C H A S E   P L A N

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The Employee Stock Purchase Plan is designed to provide employees of American
River Bank (Bank), who voluntarily elect to participate, a continued opportunity to purchase American River Holdings (Parent Company of American River Bank) (Company) stock through voluntary payroll deductions, thus making it easier for them to acquire such shares and relieving them of the details of normal stock transactions. The Bank believes that ownership of Company stock by employees will foster greater employee interest in the Company's success, growth and development and will be to the mutual benefit of both the employee and the Company

The Plan will be administered by "Administrator" who shall be appointed by the Bank. The Administrator shall maintain an account for each participant. The Administrator makes no solicitation of participants and is not responsible for enrollment. The Administrator is responsible only for the accounting of monies or stock. The Administrator assumes no responsibility or liability for the validity of these records.

The Bank will bear all costs of administering the Plan, including Broker's fees, commissions, postage and other costs actually incurred.

ELIGIBILITY

All employees of the Bank are eligible to participate in the Plan. The word "employee" includes officers, but not persons who are solely Directors. Employees may elect to participate in the Plan by signing a payroll deduction authorization form.

COMMENCEMENT OF DEDUCTIONS

Voluntary payroll deductions will start with the payroll date stated on the payroll deduction authorization form. If no date is stated then the deduction will start with the first pay period following receipt of the authorization.

TRANSFER OF FUNDS TO THE ADMINISTRATOR

A special Employee Stock Purchase Checking Account will be opened and maintained by the Administrator. The Bank will remit employee payroll deductions directly to this account.

STOCK PURCHASES

The Administrator will use the funds in the Employee Stock Purchase Account to purchase company stock. Transactions will be executed as often as practicable and full

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shares only will be traded. Stock is purchased at fair market value as of date of purchase.

STOCK ALLOCATIONS

The Administrator shall allocate shares to each employees account based on deposits made to the account and prices paid for stock purchased by the Plan.

DIVIDENDS/INTEREST

The Administrator shall credit all interest and dividends (if any) paid to the Plan for shares in the name of "American River Bank Employee Stock Purchase Plan" directly into the Plan account. These monies deposited to the Plan account will be used to purchase stock, thereby reducing the average price per share to the employees.

REGISTRATION OF STOCK

The Administrator will maintain records, in writing, of the names, addresses and social security number in which the stocks are to be registered.

ISSUANCE OF STOCKS

The Administrator will issue shares to the participants twice per year. Once in July and again in January. There is a five share minimum. Twice a year, each participant will receive a form stating the number of shares issued, the average price paid per share, and the new account balance.

REPORTS TO PARTICIPANTS

The Administrator will report year-end the following information to each participant:

  a.    Beginning balance.
  b.    Total contributions/deposits.
  c.    Withdrawals made from the account.
  d.    Total shares issued to the participant from the account.
  e.    Ending balance of the account in shares.
  f.    Total dollar value of the account.

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TERMINATING PARTICIPATION

A participant may direct the Bank, in writing, to cease payroll deductions at any time. The participant needs to advise the Administrator as to what he/she want done with the money/shares in this account. The participant has the right to keep the money/shares in his/her account and have a certificate issued (minimum 5 shares) for all or part. Any monies remaining in the account, after the certificate is issued, will be sent to the participant. The Plan may purchase shares back from participants at the current rate being quoted by the brokerage house trading the Company's stock. Any participant terminating participation from the plan must wait a minimum of six months before he/she is eligible to participate again.

Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, the settlement of the account shall be made to the participant or his/her estate.

PLAN TERMINATION

In the event of termination of the Plan, the Administrator will send to the participant all monies and or shares in his/her account.

The Bank establishes this Plan with the bona fide intention that the Plan will continue as long as sufficient employees are interested in participating to justify its continuance. The Bank, however, is not and shall not be under any obligation or liability whatsoever to continue to maintain the Plan for any given length of time, and may in its sole and absolute discretion terminate the Plan at any time, without any liability for such termination. The Bank in reserving its rights to amend the Plan includes the right to change custodians or Administrators at its discretion and at any time.

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TO:     PAYROLL DEPARTMENT

RE:     AUTHORIZATION TO MAKE PAYROLL DEDUCTIONS


In accordance with, and subject to, rules governing operation and distribution of the Employee Stock Purchase Plan, as set forth in the Plan document, receipt of which is acknowledged:

I hereby authorize the Payroll Department to deduct from my paycheck each payroll period, the sum of $____________($15.00 minimum). Payroll deductions shall begin with the pay period ending _____________.

I direct my deductions to the Administrator for the purpose of buying American River Holdings (Parent Company of American River Bank) Stock.



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Signature                                            Date


           DESIGNATION OR CHANGE OF BENEFICIARY FOR THE PLAN COMMITTEE

I hereby designate as my beneficiary to receive all proceeds under the Stock Purchase Plan in the event of my death. -

This designation supersedes all previous beneficiary designation.


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Employee's Signature                                 Date


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Social Security Number

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                       STOCK TO BE REGISTERED AS FOLLOWS:
                                 (PLEASE PRINT)



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NAME(S)


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MAILING ADDRESS                          CITY                           ZIP CODE


NOTE: If Stock is to be registered in more than one name, it must be as "Joint Tenants" or "Community Property". It must also be "John Doe AND Jane Doe, Joint Tenants," rather than "OR". This is a law, and for your protection.


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             PLEASE NOTIFY SHAREHOLDER'S RECORDS OF ADDRESS CHANGE!!



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